SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          Applied Computer Technology, Inc.
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

            ------------------------------
    2)   Form, Schedule or Registration No.:

            ------------------------------

    3)   Filing Party:

           ------------------------------

    4)   Date Filed:


           ------------------------------

                                                    Preliminary Proxy Material

                        APPLIED COMPUTER TECHNOLOGY, INC.
                               2573 Midpoint Drive
                             Fort Collins, CO 80252


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD _____, 1999
                               AND PROXY STATEMENT

To the Shareholders:

      Notice is hereby given that a special meeting of the shareholders of Applied Computer Technology, Inc. (the "Company") will be held at the Company's Tabor Center facility (1200 17th Street, Suite 101, Denver, CO 80202) on _____, 1999 at 2:30 P.M. for the following purposes:

      (1)  To approve the sale of the assets of Act-Net, Inc;

      (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on _______, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of __________, 1999 there were 4,810,192 shares of the Company's common stock issued and outstanding.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MY BE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT.

                                    APPLIED COMPUTER TECHNOLOGY, INC.


Fort Collins, Colorado              By:  Wiley E. Prentice, Jr.
_____________, 1999                         Chief Executive Officer

------------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSRTUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION PLEASE MAIL YOUR PROXY CARD PROMPTLY.
------------------------------------------------------------------------------

                        APPLIED COMPUTER TECHNOLOGY, INC.
                               2573 Midpoint Drive
                             Fort Collins, CO 80252
                                 (970) 221-2555
                              (970) 482-7955 (FAX)

                                 PROXY STATEMENT

                                   IN GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applied Computer Technology, Inc. (the "Company") to be used at a Special Meeting of Stockholders to be held at the Company's Tabor Center facility (1200 17th Street, Suite 101, Denver, CO 80202) on _____, 1999 at _____P.M. local time to consider and act upon a proposal to sell substantially all of the assets of Act-Net, a wholly owned subsidiary of the Company. The assets which are proposed to be sold constitute substantially all of the assets of the Company:

      The shares covered by the enclosed proxy, if such is properly executed and received prior to the meeting, will be voted for the proposal to sell the assets of Act-Net. A proxy may be revoked at any time before it is exercised by giving written notice to the Company and stockholders may vote their shares of they attend the meeting in person even if they have executed and returned a proxy. Distribution of this Proxy Statement commenced on or about _______, 1999.

      Management of the Company does not intend to present and does not have reason to believe that others will present any others items of business at the Special Meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgement of the persons acting under the proxies.

      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or facsimile.

                                 SALE OF ACTNET

      The Company was incorporated in Colorado in January 1989. Between January 1989 and November 1998 the Company sold, installed, serviced, and supported microcomputer systems (PC's") and related peripheral products principally for use by businesses and large institutional customers active in the corporate, government and retail markets.

      The Company completed its initial public offering in October 1995. In its public offering offering, the Company sold 1,150,000 Units at a price of $3.60 per Unit. Each Unit consisted of one share of Common Stock and one Warrant.

      In October 1996, the Company, in an effort to diversify its business, began offering internet access and related services to the Company's customers and the general public in Ft. Collins, Denver, Colorado Springs, and Boulder, Colorado. These internet services are provided through ActNet, Inc. a wholly owned subsidiary of the Company. As an Internet Service Provider ("ISP"), ActNet provides Internet access to persons wishing to view and/or use information stored in the Internet. Persons using ActNet for Internet access have unlimited e-mail usage through the Internet. In addition, ActNet offers World Wide Web ("Web") sites (one or more pages of information on the Internet) to businesses that want to advertise their products or services on the Web. For an additional fee, ActNet helps these businesses create and design the pages for their Web site. ActNet's customers can access the Internet using ActNet's dial-up service and standard analog modems. As of May 31,1999 ActNet was operating on a breakeven basis.

      During 1996 the Company lost $(1,342,000). The Company continued to suffer losses in subsequent periods and in November 1998 the Company closed its manufacturing operations and laid off substantially all of the employees engaged in the manufacture and sale of computers. The Company retained certain employees who are involved with ActNet as well as a minimal administrative staff.

      Most of the Company's assets that were related to the Company's computer manufacturing operations have been sold to pay outstanding obligations or are subject to liens of secured creditors. As of June 30 1999 the Company's liabilities, depending upon the resolution of disputed claims, ranged between $4,000,000 and $5,000,000. The Company's only significant asset is its interest in ActNet.

At this point the Company has two options:

1. Declare bankruptcy and liquidate WebAccess, in which case all proceed from the sale of ActNet would be use to pay a portion of the $4,000,000 to $5,000,000 owed to the Company's creditors. The Company estimates that it would receive approximately $400,000 from the sale of ActNet.

2. Attempt to increase the value of ActNet through acquisitions of other ISP's and then either sell Actnet or take ActNet public through an initial public offering. Although there can be no assurance such would be the case, the Company believes that the possibility exists that both the Company's creditors and shareholders would receive substantially more for their claims and/or shares if the value of ActNet can be increased.

      In order to acquire other ISP's ActNet will need to raise additional capital. However in discussions the Company has had with potential investors, investors are reluctant to invest in either the Company or ActNet due to the substantial amounts owed by the Company to its creditors. As a result the Company has developed the following plan:

1.    Form of a new corporation with the name WebAccess.

2. Sell substantially all of the assets of ActNet to WebAccess for 200,000 shares of the common stock of WebAccess plus cash payments and assumption of liabilities in the amount of $600,000.
3. Fund WebAccess with between $700,000 and $1,750,000 from the private sale of shares of WebAccess common stock at $1.75 per share.
4. Have WebAccess acquire four other ISP's using cash and shares of WebAccess common stock.
5. Sell additional shares of the common stock of WebAccess either in a private or public offering.
6.    Have WebAccess acquire additional ISP's so as to expand its customer base.

      The agreement between WebAccess and ActNet provides that WebAccess will acquire substantially all the assets of ActNet for 200,000 shares of WebAccess common stock plus cash payment and the assumption of liabilities in the amount of $600,000. The cash payments to ActNet will be used to satisfy certain priority claims of the Company, including claims of the Internal Revenue Service and creditors who have a lien on the assets on ActNet. As a result it is not expected that any of the cash payments will be available to satisfy the claims of the Company's general creditors nor will any of such funds be distributed to the Company's shareholders. The 200,000 shares to be issued by WebAccess as partial consideration for the sale of ActNet's assets may not be sold until July 31, 2009 unless 100,000 shares are transferred to a trustee who will hold such shares for the benefit of the Company's shareholders free and clear of any claims of any creditors. At such time as the trustee is able to hold such shares for the benefit of the Company's shareholders, free and clear of any creditor claims, these shares may be sold pursuant to the provisions of Rule 144 of the Securities and Exchange Commission. Rule 144 generally provides that holders of securities (which have not been sold in a public offering) may resell the shares in the public market after a one year holding period.

      If the value of the 100,000 shares which are to be transferred to the trustee can be held free of the claims of any creditors then the trustee, in the trustee's discretion, will resell the shares and distribute the proceeds to the shareholders of the Company on a pro rata basis. Bud Prentice and Cindy Koehler, who collectively own approximately 27% of the Company's common stock, have waived any right to such proceeds, thereby increasing the amount that may be available to the other shareholders of the Company.

      Although after the second stage of funding referred to in No.5 above the 200,000 shares to be received by ActNet may represent less then 10% of the total outstanding shares of the common stock of WebAccess, the Company nevertheless believes there is a possibility that these shares may have a value which is substantially greater then the present value of ActNet.

      The amount which any Company shareholder will receive upon the sale of the shares of WebAccess will depend upon a number of factors including, but not limited to: (i) the agreement of the Company's creditors to allow 100,000 shares of WebAccess common stock to be held for the benefit of the Company's shareholders; (ii) the establishment of a public market for the common stock of WebAccess, or in the alternative, the ability of management to sell WebAccess at a price substantially greater than the price which could presently be obtained for the assets of ActNet; and (iii) the ability of WebAccess to implement its business plan.

      As a result of the foregoing, there can be no assurance that the sale of the assets of ActNet will result in any benefit to the Company's shareholders. However, it is certain that the liquidation of ActNet at the present time will result in absolutely no benefit to the Company's shareholders since the proceeds from any such sale will be used to pay a portion of the Company's outstanding liabilities. Accordingly, the Company believes that it is in the best interest of the Company's shareholders to approve the sale of the assets of ActNet to WebAccess, upon the terms described in this Proxy Statement, thereby providing the Company's shareholders with at least a chance that they may derive some value from their investment in the Company. Management of the Company therefore recommends that the Company's shareholders vote in favor of the proposed sale of the assets of ActNet to WebAccess.

Certain Information Concerning the Management of the Company and WebAccess.

      Certain officers and directors of WebAccess are or were officers and/or directors of the Company and have purchased shares and/or acquired options to acquire shares of the common stock of WebAccess. In addition, certain officers and directors of the Company who are now affiliated with WebAccess will receive salaries and consulting fees from WebAccess.

      The following describes the officers and directors of WebAccess who are or were officers and directors of the Company, as well as the interests such persons have in WebAccess, whether by ownership of common stock or options to acquire shares of common stock, and the compensation which is proposed to be paid to such persons by WebAccess. If WebAccess is successful in the implementation of its business plan as outlined in this proxy statement, the value of the shares held by the management of WebAccess, or the shares which could be acquired upon the exercise of options, may increase substantially.

                   Position with  Position with  Shares Owned     Options in
Name                   ACT        WebAccess      in WebAccess (1) WebAccess (2)
----               ---------      ---------      ---------------- -------------

J. Roger Moody       Former        Director         600,000         50,000
                     Director

Wiley Prentice, Jr.  Officer and   President and         --             --
                     Director      Director

Cynthia E. Koehler   Officer and   Consultant            --        100,000
                     Director

(1) The shares  were  acquired  at a price of $0.25 per share.
(2) Each option represents the right to acquire one share of WebAccess common stock.

      WebAccess has an employment agreement with Mr. Prentice that may be terminated by either party upon 30 days notice. The employment agreement provides for an annual salary of $50,000 per year, with performance based adjustments at the end of each year, and up to $20,000 annually in bonuses. The employment agreement also provides for certain usual and customary benefits such as medical insurance, an automobile allowance and training reimbursements.

      WebAccess has a consulting agreement with Cynthia E. Koehler which expires on August 31, 1999. During the term of the consulting agreement WebAccess has agreed to pay Ms. Koehler $2,500 per month plus certain other benefits. Ms. Koehler also received options for the purchase of 100,000 shares of WebAccess common stock. The options are exercisable at $1.00 per share provided there is an established public market for WebAccess common stock and the bid price of the WebAccess common stock is at least $2.00 per share. The options expire on June 15, 2002.

      J. Roger Moody will not receive any cash compensation for his first year of service but received options to purchase 50,000 shares for one year of service. The options are exercisable at $1.00 per share provided there is an established public market for WebAccess common stock and the bid price of the WebAccess common stock is at least $2.00 per share. The options expire on June 15, 2002.

      As a result of the relationship between the management of WebAccess and the management of the Company the terms of the proposed sale of ActNet's assets to WebAccess cannot be considered to have been negotiated at arms length, although the Company believes that the terms of such sale are more favorable than those which the Company could obtain from an unrelated third party.
                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of ____, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's executive officers and directors, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown below.

Name and Address           Shares Beneficially Owned  Percentage Ownership (1)
----------------           -------------------------  ------------------------

Wiley E. Prentice, Jr.             918,272                    19.1%
2573 Midpoint Drive
Fort Collins, CO 80525

Cynthia E. Koehler                 355,000                     7.4%
2573 Midpoint Drive
Fort Collins, CO 80525

All directors and officers
 as a group (two persons)        1,273,272                    26.5%

      All shareholders of the Company have the right to exercise dissenter's rights with respect to the proposed sale of the assets of Act-Net, and may obtain payment for their shares by complying with the terms of Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act, a copy of which is attached. Based upon the Company's book value at May 31, 1999, the Company estimates that it will pay $0.001 per share to any shareholder dissenting from the merger.

                                  VOTE REQUIRED

      As of June 30, 1999, there were 4,810,192 outstanding shares of the Company's common stock, with each share entitled to one vote. A majority of the outstanding shares of common stock will constitutes a quorum for the transaction of business at the meeting.

      The adoption of the proposal to sell the assets of Act-Net will require the approval by the holders owning a majority of the Company's issued and outstanding common stock. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

      The Company's officers and directors, who collectively own 1,272,272 shares of the Company's common stock, intend to vote their shares in favor of the proposal to sell the assets of ActNet.

                               DISSENTERS' RIGHTS

      All shareholders of the Company have the right to exercise dissenter's rights with respect to the proposed sale of the assets of ActNet, and may obtain payment for their shares by complying with the terms of Title 7, Article 113 of the Colorado Business Corporation Act, a copy of which is attached. Based upon the Company's book value at June 30, 1999, the Company estimates that it will pay $0.001 per share to any shareholder dissenting from the asset sale.

Applied Computer Technology, Inc.

                                      PROXY
              This Proxy is Solicited by the Board of Directors


         The undersigned stockholder of Applied Computer Technology, Inc., acknowledges receipt of the Notice of the Special Meeting of Stockholders, to be held _______, 1999, at ____a.m., local time, at ___________________, and hereby appoints Wiley E. Prentice Jr. or Cynthia E. Koehler, or either of them, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

         1. To approve the sale of the assets of ActNet upon the terms disclosed in the Company's Proxy Statement.

               __ FOR         __ AGAINST          __ ABSTAIN

         In their discretion, upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.



Dated this ___day of _____, 1999

------------------------------              ------------------------------
Signature                                        Signature